EXHIBIT

                                   NUMBER (i)

                              Opinion and Consent

                      Lynch, Brewer, Hoffman & Sands, LLP
                                Attorneys at Law
                         101 Federal Street, 22nd Floor
                        Boston, Massachusetts 02110-1800
                               ------------------
                  Telephone (617) 951-0800 Fax (617) 951-0811

                                  July 2, 1999

Lindbergh Funds
5520 Telegraph Road, Suite 204
Saint Louis, Missouri 63129

Ladies and Gentlemen:

     As counsel to Lindbergh Funds, a Massachusetts business trust (the "Trust"), we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest in the Trust representing interests in Lindbergh Signature Fund (the "Shares"), the Shares being a series of the Trust as more fully described in the Prospectus and Statement of Additional Information in the form contained in the Trust's Registration Statement on Form N-1A, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

     We have examined the Master Trust Agreement of the Trust dated June 16, 1999, the Prospectus and Statement of Additional Information contained in such Registration Statement, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion. In rendering this opinion, we have, with your approval, relied, as to all questions of fact material to this opinion, upon certain certificates of public officials and of your officers and assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, which facts we have not independently verified.

     Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Prospectus and Statement of Additional Information, will be legally issued, fully paid and non-assessable by the Trust.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                         Very truly yours,


                                         /s/ Lynch, Brewer, Hoffman & Sands, LLP

                                          LYNCH, BREWER, HOFFMAN & SANDS, LLP